Exhibit 99.1

Equinix to Expand into Africa with Acquisition of MainOne

Expansion Aims to Enable Organizations to Accelerate Digital Transformation throughout Africa

REDWOOD CITY, Calif., Dec. 7, 2021 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure company™, today announced its expansion into Africa through its intended acquisition of MainOne, a leading West African data center and connectivity solutions provider, with presence in Nigeria, Ghana and Côte d'Ivoire. The acquisition is expected to close Q1 of 2022, subject to the satisfaction of customary closing conditions including the requisite regulatory approvals.

The transaction has an enterprise value of US $320M and is expected to be AFFO accretive upon close, excluding integration costs, marking the first step in Equinix's long-term strategy to become a leading African carrier neutral digital infrastructure company. With more than 200 million people, Nigeria is Africa's largest economy and, along with Ghana, has become an established data center hub. This makes the acquisition a pivotal entry point for Equinix into the continent.

Equinix believes MainOne to be one of the most exciting technology businesses to emerge from Africa. Founded by Funke Opeke in 2010, the company has enabled connectivity for the business community of Nigeria and now has digital infrastructure assets including three operational data centers, with an additional facility under construction expected to open in Q1 2022. Upon closing, these facilities will add more than 64,000 gross square feet of space to Platform Equinix®, with 570,000 square feet of land for future expansions. MainOne owns and operates a subsea network from Nigeria to Portugal, as well as 1,200 kilometers of reliable terrestrial fiber network across southern Nigeria. These are all improving connectivity to and from Europe, West African countries and the major business communities in Nigeria. When completed, this acquisition will extend Platform Equinix into West Africa, giving organizations based inside and outside of Africa access to one of the world's fastest growing markets.

Charles Meyers, President and CEO, Equinix:

"The acquisition of MainOne will represent a critical point of entry for Platform Equinix into the expansive and rapidly growing African market. MainOne's leading interconnection position and experienced management team represent critical assets in our aspirations to be the leading neutral provider of digital infrastructure in Africa. Growth of data consumption in Africa is amongst the fastest in the world, and our customers are looking for a trusted partner to pursue the opportunities presented by broad mobile adoption and greater connectivity across the region. MainOne's infrastructure, customer relationships, partner ecosystem and operating capability will extend the reach of Platform Equinix and bolster opportunities for customers in Africa and throughout the world."

Under the terms of the transaction, the management team, including CEO Funke Opeke, will continue to serve in their respective roles. Opeke holds a master's in engineering from Columbia University and was named one of the World's Top 50 Women in Tech by Forbes in 2018 for her efforts in sparking internet adoption. She was also recently named one of the Top 10 Women to Watch in the Data Center Industry by Data Centre Magazine.

Key Facts

  Under the terms of the agreement, Equinix intends to acquire MainOne and its assets with an all-cash transaction at an enterprise value of US$320M, which is expected to be AFFO accretive upon close, excluding integration costs. The transaction is expected to close Q1 of 2022, subject to the satisfaction of customary closing conditions including the requisite regulatory approvals.
  MainOne's assets include:
    Three operational data centers, with an additional facility under construction expected to open in Q1 2022. These facilities will add more than 64,000 gross square feet space to Platform Equinix, in addition to 570,000 square feet of land for future expansions.
    An extensive submarine network extending 7,000 kilometers from Portugal to Lagos, Accra and along the west African coast, with landing stations in Nigeria, Ghana and Côte d'Ivoire.
    A terrestrial network of more than 1,200 kilometers of reliable terrestrial fiber in Lagos, Edo and Ogun States. Connectivity to terrestrial sites extends across 65 PoPs (points of presence) in cities across Portugal, Nigeria, Ghana and Cote d'Ivoire.
    Access to key internet exchanges enabling low latency to key global networks, including Amazon, Microsoft, Apple, Google and Facebook.
    An estimated 800+ business-to-business customers, including major international technology enterprises, social media companies, global telecommunications operators, financial service companies and cloud service providers.
    Nearly 500 employees and a management team with a deep understanding of local and international markets.
  The facilities generate approximately US$60M annualized (Q2'21LQA) revenue with a purchase multiple of approximately 14x EBITDA.
  Globally, Platform Equinix is comprised of 237 data centers across 65 metros and 27 countries, providing data center and interconnection services for over 10,000 of the world's leading businesses, including more than 50% of Fortune 500 companies.

Additional Quotes

John Dinsdale, Chief Analyst & Research Director, Synergy Research Group:

"Africa has been the missing piece in the Equinix jigsaw, and this acquisition of MainOne will be a great first step onto the continent. The demand for data center services in Africa is strong, with Nigeria at the epicenter of exponential economic growth in West Africa. Nigeria is Africa's largest country by both population and economy, and its growth drivers include rapid mobile adoption, increased data consumption from its young population, good subsea and terrestrial connectivity, and a strong enterprise market. This is advancing the region toward a more digitalized economy and driving data center growth and expansion to provide much-needed digital infrastructure."

Funke Opeke, Founder and CEO, MainOne:

"Equinix will accelerate our long-term vision to grow digital infrastructure investments across Africa. I thank our founding shareholders led by Mr. Fola Adeola, MainStreet Technologies, AFC, PAIDF, FBN, Polaris and AfDB for investing in the MainOne vision to bridge the Digital Divide in Africa. With similar values and culture to what we have jointly built in twelve years, Equinix is the preferred partner for our growth journey. The MainOne team is excited about the partnership created through the acquisition, and we look forward to building our next chapter together."

Eugene Bergen, President, EMEA, Equinix:

"Expansion in Africa has long been a strategic priority for us. With MainOne, we have found a company that not only has highly complementary data center and connectivity assets, but can further accelerate the expansion of our business model and growth objectives. CEO Funke Opeke and her team have built a powerful and dynamic infrastructure that will enable international customers access to the continent and African organizations access to the global Equinix platform. Customers can take full advantage of Equinix's leading global interconnection services to connect with customers and partners, participate in rich digital ecosystems and expand their business across Africa and around the world."

Additional Resources

  Equinix Expands to India with Acquisition of GPX India
  Equinix Completes US$780 Million Acquisition of 13 Bell Data Centers in Canada
  Equinix Completes Acquisition of Two Data Centers in India
  Equinix and Vodafone Open 2Africa Subsea Cable Interconnection Hub [blog]
  Equinix Fabric™ [website]
  Platform Equinix [website]
  Equinix 2020-21 Global Tech Trends Survey [e-book]

About Equinix

Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners, and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences, and multiply their value.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements, including statements related to the acquisition of MainOne, the expected benefits from the acquisition and the expected timing for closing the acquisition. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the COVID-19 pandemic, unanticipated costs or difficulties relating to the integration of data centers or companies we have acquired or will acquire into Equinix, including MainOne; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services, including in the MainOne data centers; a failure to receive significant revenue from customers in recently built out or acquired data centers, including those acquired from MainOne; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

CONTACT: Equinix Media, press@equinix.com; Equinix Investor Relations, invest@equinix.com; MainOne Media, press@mainone.net